Exhibit (8)(AN)

PARTICIPATION AGREEMENT

AMENDMENT NO. 1

Effective as of July 24, 2007

This agreement (the “Agreement”), dated as of the 5th day of January, 2007 among PRINCIPAL VARIABLE CONTRACTS FUND, INC. (“PVC”), PRINCIPAL FUNDS DISTRIBUTOR, INC. (“PFDI”), and TIAA-CREF Life Insurance Company (the “Company”) on its own behalf and on behalf of each segregated asset account of the Company is hereby amended as follows:

Schedule A of the Agreement has been amended to include the following:

Schedule A

Separate Accounts, Associated Contracts, and Available Funds

Name of Separate Account and Date Established by Board of Trustees	Contracts Funded By Separate Accounts
TIAA-CREF Separate Account VA-1	Intelligent Variable Annuity Contract
July 27, 1998

The Company:	TIAA-CREF Life Insurance Company

By:
	Name:	Gregory E. Smith
	Title:	Vice President

Distributor for the Company:	Teachers Personal Investors Services, Inc.

By:
Name:
Title:

The Trust:	Franklin Templeton Variable Insurance Products Trust

By:
Name:
Title:

The Underwriter:	Franklin/Templeton Distributors, Inc.

By:
Name:
Title: